Exhibit 99.3

Execution Version

Private and Confidential

Shmuel Chafets

Heiko Dimmerling

Yaron Valler

Gerhard Cromme

Sigal Regev Rosenberg

Lars Hinrichs

Michael Abbott

May 31, 2024

Re:	Target Global Acquisition I Corp. (the “Company”)

Ladies and Gentlemen:

Reference is made to the (i) Underwriting Agreement, dated December 8, 2021 (the “Underwriting Agreement”), by and among the Company, UBS Securities LLC and BofA Securities, Inc., as the underwriters and (i) Insider Letter, dated as of December 8, 2021 (the “Insider Letter”), by and among the Company, Target Global Sponsor LTD. (the “Sponsor”), and certain insiders of the Company who are signatories hereto (“Insider,” and collectively, the “Insiders”). Capitalized terms not defined in this letter (the “Letter”) are defined in the Underwriting Agreement (unless otherwise noted).

The Sponsor has informed the parties hereto that it currently intends to sell to CIIG Management III LLC (“CIIG”) (i) 3,533,191 Class A Ordinary Shares of the Company and (ii) 17,500 Class B Ordinary Shares of the Company (the “Transfer”). In connection with the Transfer, the Insiders and the Company hereby agree to provide certain waivers and to amend to the provisions of the Insider Letter as set forth herein.

Section 9(a) of the Insider Letter sets forth certain restrictions on the Transfer of Founder Shares by the Sponsor and each Insider. Notwithstanding the restrictions of Section 9(a), the Company and BofA consent to the Transfer of such Founder Shares to CIIG and waive the restrictions against the Transfer of the Founder Shares to CIIG.

Further, the parties desire to amend Section 9(a) of the Insider Letter to provide as follows:

“9 (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer:

•	50% of the Founder Shares ( or any Class A Ordinary Shares issuable upon conversion thereof) until the completion of the Company’s initial Business Combination; and

•

50% of the Founder Shares and any Class A Ordinary Shares issuable upon conversion thereof held by our Sponsor and our directors and executive officers shall not be transferred, assigned or sold except to certain permitted transferees unless and until the earlier to occur of (A) six (6) months after the completion of our initial Business Combination and (B) subsequent to our initial Business Combination if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial Business Combination;”

Further, the parties desire to add a new Section 23 of the Insider Letter to provide as follows:

“23. The Sponsor and each Insider agrees with the Company that if the Company seeks an amendment to modify or extend the time to complete a proposed Business Combination, he or she shall (i) vote any Ordinary Shares owned by it, him or her in favor of any such proposals (including any related amendments to the trust agreement and the articles) related thereto that are recommended by the board of the directors and (ii) not redeem any Ordinary Shares owned by it, him or her in connection with such shareholder approvals.”

The terms of this Letter shall be interpreted, enforced, governed by and construed in a manner consistent with the provisions of, both, the Insider Letter and the Underwriting Agreement. Except as expressly provided in this Letter, all of the terms and provisions in, both, the Insider Letter and the Underwriting Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein.

Other than as expressly set forth herein, this Letter does not constitute, directly or by implication, an amendment, modification, suspension or waiver of any provision of the Insider Letter or the Underwriting Agreement, or any other right, remedy, power or privilege of any party to, both, the Insider Letter and the Underwriting Agreement, except as expressly set forth herein; however, this Letter may be further amended, modified, suspended or waived by a written instrument executed by (i) the Company, (ii) the Sponsor, and (iii) the Insiders.

This Letter may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please confirm your agreement with the foregoing by signing and returning a copy of this Letter.

[Signature Pages Follow]

Sincerely,

TARGET GLOBAL ACQUISITION I. CORP.

By:	/s/ Heiko Dimmerling
Name:	Heiko Dimmerling
Title:	Chief Financial Officer and Director

TARGET GLOBAL SPONSOR LTD.

By:	/s/ Heiko Dimmerling
Name:	Heiko Dimmerling
Title:	Director

By:	/s/ Yaron Valler
Name:	Yaron Valler
Title:	Director

Acknowledged and accepted by:

THE INSIDERS:

/s/ Shmuel Chafets
Shmuel Chafets

/s/ Heiko Dimmerling
Heiko Dimmerling

/s/ Yaron Valler
Yaron Valler

/s/ Gerhard Cromme
Gerhard Cromme

/s/ Sigal Regev Rosenberg
Sigal Regev Rosenberg

/s/ Lars Hinrichs
Lars Hinrichs

/s/ Michael Abbott
Michael Abbott

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